Exhibit 23.2.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated March 16, 2017 relating to the financial statements and financial statement schedules of Athene Holding Ltd., which appears in Amendment No. 1 to the Registration Statement on Form S-1 (No. 333-216758). We also consent to the reference to us under the heading “Experts” in Amendment No. 1 to the Registration Statement on Form S-1 (No. 333-216758).

/s/ PricewaterhouseCoopers LLP

Des Moines, Iowa

March 28, 2017